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                                                                Exhibit 10(a)
                           LEASE AND OPTION AGREEMENT


         This agreement is made effective March 1, 1994, between Jeffrey M. Wilkins ("Landlord"), and Metatec Corporation, a Florida corporation ("Tenant").

                             BACKGROUND INFORMATION

         A. Landlord and Tenant's wholly owned subsidiary, Metatec/Discovery Systems, Inc., an Ohio corporation ("Discovery"), are the parties to an Amended and Restated Building Lease dated November 26, 1991 (the "Discovery Lease"), for the lease of certain real property located in Franklin County, Ohio, more fully described on the attached Exhibit A (the "Land"), together with all improvements thereon, including without limitation an approximately 55,000 square foot, two-story office and light manufacturing building (the "Building"), and all appurtenances thereto (collectively, the "Premises"). Tenant has guaranteed Discovery's payment obligations under the Discovery Lease pursuant to a Lease Guaranty dated November 26, 1991 from Tenant to Landlord (the "Guaranty"), and Landlord has granted Tenant an option to purchase the Premises (the "Option") pursuant to an Option Agreement dated November 26, 1991, between Landlord and Tenant (the "Option Agreement").

         B. Tenant has acquired approximately eight acres of land adjacent to the Premises (the "Adjacent Property") and has begun construction on an extension of the Building and related improvements which will be owned by Tenant (collectively, the "Building Extension") which are to be constructed in accordance with plans and specifications previously reviewed and approved by both Landlord and Tenant (the "Plans"). Although most of the Building Extension will be built on the Adjacent Property, a portion of the Building Extension will be built on the Land, and the Building Extension will require certain modifications to the Building.

         C. Landlord and Tenant (the "Parties") desire to enter into this agreement to restructure the existing contractual relationships relating to the Premises to, among other things: (i) make Tenant the lessee of the Premises and terminate the Discovery Lease and the Guaranty, (ii) effectively extend the term of the existing leasehold interest in the Premises, (iii) extend the term of the Option, (iv) incorporate the Option into this agreement, (v) cap the base rent payable for the Premises and the purchase price payable upon exercise of the Option, and (vi) make certain other changes to their respective rights and obligations regarding the Premises, all upon the terms and conditions contained in this agreement. Concurrently with the execution of this agreement, the





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Parties are also entering into a Cross-Easement Agreement and a Party Wall
Agreement (the "Agreements") to define certain of their additional rights and obligations with respect to the Premises, the Adjacent Property, and the Building Extension.

                             STATEMENT OF AGREEMENT

         The Parties to this agreement hereby acknowledge the accuracy of the above Background Information and agree as follows:

ARTICLE I - DESCRIPTION AND LEASE OF PREMISES

         Section 1.01 Lease of Premises. Upon the terms and subject to the conditions described in this agreement, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord.

         Section 1.02     Basic Lease Provisions.

                    A. Term: 15 years commencing on the date of this agreement (the "Commencement Date") and ending on February 28, 2009 (the "Termination Date").

                    B.    Annual Base Rent: $582,396

                    C.    Monthly Installments of Base Rent:  $48,533

                    D.    Address for Notices and Payments:

                                  Landlord:  Jeffrey M. Wilkins
                                             7001 Metatec Boulevard
                                             Dublin, Ohio 43017

                                  Tenant:    Metatec Corporation
                                             7001 Metatec Boulevard
                                             Dublin, Ohio 43017
                                             Attention:  President

ARTICLE II - TERM AND POSSESSION

         Section 2.01 Term. The term of this agreement shall be for the period specified in Item A of the Basic Lease Provisions set forth in Section
1.02 of this agreement (the "Basic Lease Provisions") and shall begin and end on the Commencement Date and Termination Date, respectively.

         Section 2.02 Tenant's Acceptance of the Premises. Tenant hereby acknowledges that Tenant has accepted the Premises for occupancy and that the condition of the Premises is satisfactory and in conformity with the provisions of this agreement in all respects.





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         Section 2.03     Surrender of the Premises.   On the Termination Date,
or any earlier termination of this agreement, or upon the exercise by Landlord of its right to reenter the Premises without terminating this agreement, Tenant shall immediately surrender the Premises to Landlord, together with all alterations, improvements and other property as provided elsewhere herein, in broom- clean condition and in good order, condition and repair, except for ordinary wear and tear and damage which Tenant is not obligated to repair. If Tenant should fail to surrender the Premises as described in the preceding sentence, then Landlord may restore the Premises to such condition at Tenant's expense. Upon such expiration or termination, Tenant shall, unless prohibited from doing so by other provisions of this agreement, have the right to remove its personal property and trade fixtures. Tenant shall promptly repair any damage caused by any such removal, and shall restore the Premises to the condition existing prior to the installation of the items so removed.

         Section 2.04 Holding Over. In the event that Tenant holds over in possession of the Premises after the Termination Date, Landlord shall deem Tenant a tenant-at-will at a monthly rent equal to 200% of the monthly Base Rent which is specified in Item C of the Basic Lease Provisions. Nothing in this section shall be deemed to give Tenant any right to hold over possession of the Premises beyond the Termination Date.

ARTICLE III - RENT

         Section 3.01 Base Rent. Tenant shall pay to Landlord as Base Rent for the Premises the annual sum specified in Item B of the Basic Lease Provisions, payable in equal consecutive monthly installments in the amount specified in Item C of the Basic Lease Provisions, in advance, on or before the first day of each and every calendar month during the term of this agreement.

         Section 3.02     Additional Rent.

                   (a) Definitions. For purposes of this section, the following definitions shall apply:

                          (i) Taxes - "Taxes" shall mean all real and personal property taxes and assessments upon the Premises or assessments levied in lieu thereof imposed by any governmental authority or agency, and any nonprogressive tax on or measured by gross rentals received from the rental of the Premises, which become due during the term of this agreement, but shall not include any net income, franchise, capital stock, estate or inheritance taxes.





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                          (ii)    Utilities - "Utilities" shall mean all costs,
                   expenses, charges, and bills for electricity, gas, water, sewage disposal, trash removal, telephone and other utility services used or wasted in connection with the Premises during the term of this agreement.

                   (b) Tenant's Payment Obligation. In addition to the Base Rent, Tenant shall pay when due, as additional rent, all Taxes and Utilities. Unless otherwise requested by Landlord, Tenant shall pay all Taxes and Utilities directly to the appropriate governmental authority or agency or utility provider, as the case may be. Landlord shall promptly deliver to Tenant, for payment as provided in this section, all bills for Taxes and Utilities which are received by Landlord.

         Section 3.03 Interruption of Services. Any one or more of the Utilities may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made. Landlord does not represent or warrant the uninterrupted availability of the Utilities, and any such interruption shall not be deemed an eviction or disturbance of Tenant's right to possession, occupancy and use of the Premises or any part thereof or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this agreement.

         Section 3.04 Service Charge. If any installment of Base Rent, additional rent, or any other payment provided for in this agreement is not paid within the applicable period specified in Section 15.01(a), Tenant shall pay to Landlord a late charge of five percent of the amount of such installment or other payment, and, in addition, the unpaid amount shall bear interest at a fluctuating rate which is four percent greater than the "prime rate" announced by The Huntington National Bank from the date such installment became due and payable to the date of payment by Tenant; provided that nothing contained in this agreement shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute additional rent hereunder due and payable with the next monthly installment of Base Rent. If any payment of additional rent is disputed by Tenant and Landlord, and such dispute is ultimately resolved in favor of the Tenant, Landlord shall promptly refund or abate the amount of any late charge and interest penalty paid or due to Landlord by Tenant on such disputed amount.





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ARTICLE IV - USE OF PREMISES

         Section 4.01 Specific Use. The Premises shall be occupied and used for manufacturing compact discs and related products, office space, and purposes incidental thereto, and for any other purposes expressly permitted by this agreement. The Premises shall not be used for any other purpose.

         Section 4.02 Covenants Regarding Use. In connection with its use of the Premises, Tenant agrees to do the following:

                   (a) Tenant shall use the Premises and conduct its business thereon in a safe, careful, reputable, and lawful manner.

                   (b) Tenant shall not commit, nor allow to be committed, in, on or about the Premises any act of waste, including any act which might deface, damage, or destroy the Building or any part thereof; use or permit to be used on the Premises any hazardous substance, equipment, or other thing which might cause injury to person or property or increase the danger of fire or other casualty in, on or about the Premises; or permit any objectionable or offensive noise or odors to be emitted from the Premises.

                   (c) Tenant shall not use the Premises, or allow the Premises to be used, for any purpose or in any manner which would, in Landlord's opinion, invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy. If Tenant fails to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as additional rent for any increase in premiums charged during the term of this agreement on the insurance carried by Landlord on the Building and attributable to the use being made of the Premises by Tenant.

                   (d) Tenant shall not vacate or abandon the Premises at any time during the term of this agreement without Landlord's written consent.

         Section 4.03 Access to and Inspection of the Premises. Landlord, its employees and agents, and any mortgagee of the Premises shall have the right to enter any part of the Premises at all reasonable times for the purpose of examining or inspecting the same, showing the same to prospective purchasers, mortgagees, or tenants and for making such repairs, alterations, or improvements to the Premises as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit such entry into the Premises at any time when such entry is necessary or permitted





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hereunder, Landlord and its employees and agents may enter the Premises by means of a master key or otherwise. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this agreement, or entitle Tenant to any abatement of rent therefor.

         Section 4.04 Compliance with Laws. Tenant shall comply with all laws, statutes, ordinances, rules, regulations, and orders of any federal, state, municipal or other government or agency thereof having jurisdiction over and relating to the use and occupancy of the Premises, except that Tenant shall not be responsible for or required to make structural repairs to the Premises unless, in the case of the latter, they are occasioned by its own negligence.

         Section 4.05 Compliance with Rules and Regulations. Tenant shall comply with and conform to the Rules and Regulations which are set forth on a schedule attached hereto as Exhibit B. Landlord shall have the right to make reasonable amendments or additions to such Rules and Regulations from time to time in any manner that it reasonably deems necessary or desirable in order to insure the safety, care and cleanliness of the Premises and the preservation of order therein. Any such amendments to the Rules and Regulations shall be set forth in writing and shall be given to Tenant, who shall thereafter comply with and conform to the same.

ARTICLE V -  SIGNS

         Section 5.01 Signs. Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on the Premises, including but not limited to the exterior of the Building and the lobby, except for such tenant identification information as Landlord expressly permits; provided that such permission will not be unreasonably withheld.

ARTICLE VI - REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS, AND FIXTURES

         Section 6.01 Repair and Maintenance of Building. Landlord shall keep and maintain the Building in good order, condition, and repair including, without limitation, the roof, exterior and interior structural walls (including any plate glass windows comprising a part thereof), foundation, and the electrical, plumbing, heating, ventilation, and air-conditioning systems, the grounds, parking areas, and loading dock; provided that Tenant shall reimburse Landlord for all such maintenance costs and expenses borne by Landlord. Tenant shall be separately billed and shall reimburse Landlord for the same as additional rent.

         Section 6.02 Repair and Maintenance of Premises. Tenant shall keep and maintain the Premises in good order, condition, and





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repair.  Except for ordinary wear and tear and damage which Tenant is not obligated to repair as provided in Article VII of this agreement, the cost and expense of all such repairs and maintenance shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord for the same as additional rent.

         Section 6.03 Alterations or Improvements. Tenant may make, or may permit to be made, alterations or improvements to the Premises, but only with the prior written consent of Landlord thereto. If Landlord allows Tenant to make any alterations or improvements to the Premises, Tenant shall make the same in accordance with all applicable laws and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building and shall comply with such requirements as Landlord considers necessary or desirable, including without limitation requirements as to the manner in which and the times at which such work shall be done and the contractor or subcontractors to be selected to perform such work. Tenant shall promptly pay all costs and expenses attributable to such alterations and improvements and shall indemnify Landlord against any mechanics' liens or other liens or claims filed or asserted as a result thereof and against any costs or expenses which may be incurred as a result of building code violations attributable to such work. Tenant shall promptly repair any damage to the Premises or the Building caused by any such alterations or improvements. Any alterations or improvements to the Premises, except movable office furniture and equipment and trade fixtures, shall become a part of the realty and the property of Landlord, and shall not be removed by Tenant.

         Section 6.04 Trade Fixtures. Any trade fixtures installed on the Premises by Tenant at its own expense may, and, at the request of Landlord, shall be removed on the termination of this lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repairs at its own expense any and all damage to the premises resulting from such removal. If Tenant fails to remove any and all such trade fixtures from the Premises on the termination of this lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall at its cost or expense promptly remove same and restore the premises to their prior condition.

         Section 6.05 Construction of Building Extension. Notwithstanding any provisions of this agreement to the contrary, Tenant shall have the right to use the Premises in all ways reasonably necessary for purposes of constructing the Building Extension and to modify the Premises as contemplated by the Plans; provided that: (a) the Plans shall not be materially modified without Landlord's prior written approval, which shall not be unreasonably withheld; (b) the Building Extension shall be constructed in a good, careful, and





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workmanlike manner and in accordance with (i) the Plans (including any modifications approved by Landlord), (ii) all applicable laws, ordinances, regulations, building codes, approvals, permits, and licenses, (iii) the requirements of the National Board of Fire Underwriters and Landlord's or Tenant's insurance carriers, and (iv) the requirements of any mortgagees of the Premises; (c) Tenant shall complete construction of the Building Extension within a reasonable time after commencement of such construction; (d) Tenant shall promptly pay all costs and expenses attributable to construction of the Building Extension and shall indemnify Landlord against any mechanics' liens or other liens or claims filed or asserted as a result thereof and against any costs or expenses which may be incurred as a result of building code violations attributable to such work; (e) Tenant shall promptly repair any damage to the Premises (which shall not be deemed to include any alterations contemplated by the Plans) caused by any construction of the Building Extension; and (f) during construction of the Building Extension, Tenant shall carry or cause to be carried adequate workman's compensation, builder's risk, and liability insurance, together with any other insurance required by law.

ARTICLE VII - FIRE OR OTHER CASUALTY; CASUALTY INSURANCE

         Section 7.01 Destruction of the Premises. If all or any part of the Premises should be damaged by fire or other casualty, then such damaged part of the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as it was in prior to the casualty; provided that, if Tenant has made any additional improvements pursuant to Section 6.03 or 6.05, Tenant shall reimburse Landlord for the cost and expense of reconstructing the same. In such event, if the Building is damaged and that damage is expected to prevent Tenant from carrying on its business on the Premises to an extent exceeding 30% of its normal compact disc manufacturing operations on the Premises, rent shall be abated in the proportion which the approximate area of the damaged part of the Building bears to the total area of the Building from the date of the casualty until the reconstruction repairs have been completed to an extent which allows Tenant to resume substantially full operation of its normal audio compact disc manufacturing operations on the Premises; provided that if, and to the extent that, the interruption of Tenant's business is covered by business interruption insurance which includes coverage for the rent which would otherwise be abated under the terms of this section, such rent shall not be abated and Tenant shall pay that portion of the proceeds of its business interruption insurance which represents rent payable by Tenant to Landlord, if any, to Landlord within not more than 10 days following receipt of the same. Subject to the preceding sentence, this agreement shall continue in full force and effect for the balance of the term notwithstanding any casualty or damage. Landlord shall use reasonable diligence in completing





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reconstruction repairs required by this section, but in the event Landlord fails to complete the same within 90 days from the date of the casualty, Tenant may, at its option, terminate this agreement upon giving Landlord written notice to that effect, whereupon both parties shall be released from all further obligations and liability hereunder.

         Section 7.02 Casualty Insurance. Landlord shall be responsible for insuring and shall at all times during the term of this agreement carry, a policy of insurance which insures the Premises against loss or damage by fire or other casualty deemed appropriate by Landlord; provided that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Tenant which Tenant may have on the Premises or any trade fixtures installed by or paid for by Tenant on the Premises, or any additional improvements which Tenant may construct on the Premises, as provided in Section 6.02 or Section 6.05, or any loss of business by Tenant. Tenant shall reimburse Landlord for the cost of all insurance purchased by Landlord pursuant to this section as additional rent after being separately billed therefor.

         Section 7.03 Waiver of Subrogation. Landlord and Tenant hereby release each other and each other's employees, agents, customers and invitees from any and all liability for any loss, damage, or injury to person or property occurring in, on or about or to the Premises, improvements to the Building, or personal property within the Building by reason of fire or other casualty which could be insured against under a standard fire and extended coverage insurance policy, regardless of cause, including the negligence of Landlord or Tenant or their employees, agents, customers and invitees. Because the provisions of this section preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurance company or any other person, each party to this agreement shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the terms of the mutual releases contained in this section and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of insurance coverages by reason of these mutual releases.

         Section 7.04 Personal Property, Trade Fixtures and Additional Improvements. Notwithstanding Landlord's obligations as provided in Section
Section 7.02, Tenant shall bear the sole risk of any loss of or damage to any personal property (including but not limited to, any furniture, machinery, equipment, goods, or supplies) owned or leased by Tenant or which Tenant may have on the Premises, or any trade fixtures installed by or paid for by Tenant on the Premises, or any additional improvements which Tenant may construct on the Premises; and Landlord shall not be liable for any such loss or damage, regardless of cause, including the negligence of Landlord, its employees, or agents.





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ARTICLE VIII - GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE

         Section 8.01 Tenant's Responsibility. Tenant shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Landlord and hold him harmless from any and all liability for any loss, damage, or injury to person or property occurring in, on or about the Premises, regardless of cause, and Tenant hereby releases Landlord from any and all liability for the same. Tenant's obligation to indemnify Landlord shall include the duty to defend against any claims asserted by reason of such loss, damage, or injury and to pay any judgments, settlements, costs, fees, and expenses, including attorneys' fees, incurred in connection therewith. Tenant shall bear the sole risk of any loss of or damage to its property as provided in Section 7.04.

         Section 8.02 Tenant's Insurance. Tenant, in order to enable it to meet its obligation to insure against the liabilities specified in this agreement, shall at all times during the term of this lease carry, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages or such greater amounts as Landlord may reasonably request:

                   (a)    Worker's compensation, minimum statutory amount;

                   (b) Comprehensive general liability insurance, including blanket contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage, for not less than $1,000,000 combined single limit for both bodily injury and property damage; and

                   (c) Fire and broad form extended coverage, vandalism and malicious mischief, and sprinkler leakage insurance, for the full cost of replacement of Tenant's property and fixtures located in the Premises.

         Tenant shall furnish Landlord and its designees with original or certified copies of each insurance policy maintained under this section, including renewal or replacement policies, and certificates of coverage and evidence of Premium payments thereon as requested by Landlord from time to time, provided that Landlord shall be under no duty either to ascertain that any such policies exist, to examine any such policies or certificates, or to advise Tenant whether or not any such policies comply with this agreement. Each insurance policy maintained under this section shall be issued by a responsible insurance company approved by Landlord; shall name





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Landlord, the Mortgagees (defined in Article XII), and any other designees of
Landlord as insured parties therein; shall provide that the insurer waives its rights of subrogation against Landlord, the Mortgagees, and any other designees of Landlord with respect to any claims thereunder; shall provide that no act or omission (negligent or otherwise) of Landlord, Tenant, or others shall limit or otherwise affect the insurer's obligation to pay Landlord, the Mortgagees, and any other designees of Landlord all amounts which otherwise would be payable to it or them thereunder; shall provide for written notice to Landlord, the Mortgagees, and any other designees of Landlord at least 30 days prior to any cancellation, expiration without renewal, or modification thereof and shall be in form and substance satisfactory to Landlord.

ARTICLE IX - EMINENT DOMAIN

         If the whole or any part of the Premises shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant may, at its option, terminate this lease as of the date Tenant is required to surrender possession of the Premises. If a part of the Premises shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant's use as reasonably agreed by Tenant and Landlord, then this lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations, and improvements as may be necessary to render the part not taken or conveyed tenantable; and the rent shall be reduced in proportion to the part of the Premises so taken or conveyed. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all of its right, title, and interest in and to any such award. However, Tenant shall have the right to recover from such authority, but not from Landlord, such compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's trade fixtures and personal property to the extent such compensation does not reduce any amount otherwise payable to Landlord.

ARTICLE X - LIENS

         If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanic's lien or other lien shall be filed against the Premises or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be





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discharged of record within a reasonable time, not to exceed 30 days, after the date of filing thereof, and shall also indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs, and expenses, including attorneys' fees, resulting therefrom or by reason thereof.

ARTICLE XI - RENTAL, PERSONAL PROPERTY AND OTHER TAXES

         Tenant shall pay before delinquency any and all taxes, assessments, fees, or charges, including any sales, gross income, rental, business occupation, or other taxes, levied or imposed upon Tenant's business operations in the Premises and any personal property or similar taxes levied or imposed upon Tenant's trade fixtures, leasehold improvements, or personal property located within the Premises. In the event any such taxes, assessments, fees, or charges are charged to the account of, or are levied, or imposed upon the property of, Landlord, Tenant shall reimburse Landlord for the same as additional rent. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such item and to defer payment, if required, until after Tenant's liability therefor is finally determined.

ARTICLE XII - ASSIGNMENT AND SUBLETTING

         Tenant shall not assign, transfer, or otherwise encumber this agreement or sublet or rent (or permit occupancy or use of) the Premises, or any part thereof, without obtaining the prior written consent of Landlord, which may be subject to the consent of any persons or entities now or hereafter having a mortgage interest in the Building (the "Mortgagees"), nor shall any assignment or transfer of this agreement or the right of occupancy hereunder be effectuated by operation of law or otherwise without the prior written consent of Landlord. In the event that any Mortgagee shall accede to the rights or obligations of Landlord hereunder, through foreclosure or otherwise, such consent shall be granted only at the discretion of such Mortgagee. The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this agreement, nor shall the collection or acceptance of rent from any such assignee, subtenant, or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this agreement, nor shall any assignment or subletting be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further assignment or subletting. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant or Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord.





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         In no event shall Tenant be entitled to any proceeds of an approved sublease or assignment resulting from Tenant charging a higher rent than it is obligated to pay to Landlord under the provisions of this agreement. Any such proceeds shall become the property of Landlord.

ARTICLE XIII - TRANSFER BY LANDLORD

         Section 13.01 Sale and Conveyance of the Premises. Subject to the Provisions of Article XIV of this agreement, Landlord shall have the right to sell and convey the Premises at any time during the term of this agreement, subject only to the rights of Tenant hereunder; and such sale and conveyance shall operate to release Landlord from liability hereunder after the date of such conveyance.

         Section 13.02 Subordination. This agreement is subject and subordinate to the lien of any and all mortgages which may now or hereafter encumber or otherwise affect the Premises and to all and any renewals, extensions, modifications, recastings, or refinancings thereof. In confirmation of such subordination, Tenant shall, at Landlord's request, promptly execute any requisite or appropriate certificate or other document. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or other document for or on behalf of Tenant. Tenant agrees that in the event that any proceedings are brought for the foreclosure of any such mortgage, or if any deed in lieu of foreclosure or other conveyance shall be given by Landlord in respect thereto, Tenant shall attorn to purchaser at such foreclosure sale or the transferee of such conveyance, if so requested by such purchaser or transferee, and to recognize such purchaser or transferee as Landlord under this agreement, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this agreement and the obligations of Tenant hereunder in the event that any such foreclosure or other proceeding is prosecuted or completed. Tenant shall execute such agreements and other documents as may be reasonably requested by Landlord and the holder of any such mortgage to confirm the subordination and attornment described in this section or otherwise to carry out the purposes and intent of this section.

ARTICLE XIV - TENANT'S PURCHASE OPTION

         Section 14.01 Unrestricted Purchase Option. Tenant shall have the right and option, exercisable at any time during the term of this agreement, to purchase the premises for a purchase price equal to the lesser of $4,800,000 or the Fair Value of the Premises (defined below) as of the date Tenant exercises such purchase option. In order to exercise such purchase option, Tenant shall give written notice to Landlord, stating in substance that Tenant thereby exercises its purchase option under this section, at any time during the term of this agreement.

         If Tenant exercises its purchase option under this section, the purchase and sale of the Premises shall be completed pursuant to the terms and conditions of a Real Estate Purchase Agreement substantially in the form of the attached Exhibit C (the "Purchase Agreement"), which shall be executed by the Parties promptly following determination of the Fair Value of the Premises.

         For purposes of this agreement: (a) the "Fair Value" of the Premises as of any date shall mean the value in use of the Premises (including without limitation the then-current market value of the Land), as established by an appraisal performed by the Appraiser (defined below), less $660,000, provided that such value in use shall be established, to the extent possible, without consideration of any improvements, alterations, or additions made by Tenant in, on, or to the Premises after January 1, 1994 (the "Tenant Additions"), including without limitation the Building Extension, or the amount of any related costs or expenses paid by Tenant; and (b) the "Appraiser" shall mean an MAI appraiser familiar with the commercial real estate market in Central Ohio, retained and paid by Tenant, which appraiser shall be selected (i) by agreement of the Parties, if they are able to agree on an appraiser within 10 days after either Party requests the other Party to agree on an appraiser identified by the requesting Party, or (ii) if the Parties are unable to so agree prior to the end of such 10-day period, by Tenant from a list of three such appraisers provided by Landlord, which list shall be provided by Landlord (if the Parties are unable to agree) promptly following the expiration of such 10-day period. The parties shall provide the Appraiser with such information as may be reasonably necessary for the Appraiser to perform the appraisal required under this section, including without limitation information identifying the Tenant Additions and information regarding the cost of all improvements on the Land other than the Tenant Additions, together with such additional information as the Appraiser may reasonably request.

         Section 14.02 Right of First Refusal. If at any time during the term of this agreement Landlord receives a bona fide offer to purchase the Premises which Landlord desires to accept (the "Purchase Offer"), then Landlord shall deliver to Tenant a copy of the Purchase Offer. Tenant shall have 30 days from its receipt of the Purchase Offer to elect to purchase the Premises on the same terms and conditions as contained in the Purchase Offer by giving written notice to Landlord of Tenant's election; provided that if no broker's commission would be payable by Landlord as a result of a sale to the purchaser identified in the Purchase Offer, then the purchase price payable by Tenant shall be reduced by an amount equal to the typical and customary commission which Landlord would then be charged by a commercial real estate broker, provided that such amount shall not be less than 3% of the purchase price specified in the Purchase Offer. Tenant's failure to notify Landlord of Tenant's election to purchase the Premises under this section within such 30-day period shall constitute Tenant's election not to purchase the Premises.

         If Tenant elects to purchase the Premises under this section, the closing of Tenant's purchase shall take place within 90 days after Tenant's notice to Landlord, at a time and place reasonably designated by Landlord. If Tenant elects not to purchase the Premises, then Landlord shall have the right to sell the Premises to the purchaser named in the Purchase Offer on the terms and conditions contained therein. If Landlord completes sale of the Premises to such purchaser in accordance with the previous sentence, then Tenant's rights under this Article XIV shall cease and terminate automatically. If for any reason Landlord fails to complete the sale of the Premises to the purchaser pursuant to the terms and conditions contained in the Purchase Offer, Tenant's rights under this Article XIV shall continue to apply to any change in the Purchase Offer (which shall be treated the same as a new offer) and to any subsequent offers to purchase the Premises received by Landlord.

         Section 14.03 Termination of Lease. If Tenant purchases the Premises pursuant to this Article XIV, then this agreement shall terminate automatically as of the closing of such purchase; provided that such termination shall not relieve either Party of any obligations or liabilities to the other Party which exist at or are based upon acts or omissions occurring prior to such closing.

         Section 14.04 Commissions. To the extent that any commissions, fees, or other payments are due to any other person as a result of Tenant's purchase of the Premises pursuant to this agreement, each Party shall be responsible for those which it incurs, shall not be responsible for those incurred by the other Party, and shall indemnify the other Party in the event that any such claim is made as a result of his or its actions.

         Section 14.05 Tenant's Inspection Rights. During the term of this agreement, Tenant, its employees and agents, shall have the right to make such environmental or other surveys, soil tests, engineering studies, and other reviews, investigations, and inspections as Tenant reasonably deems necessary or appropriate in connection with its possible purchase of the Premises; provided that Tenant shall (a) indemnify and hold Landlord harmless from all liabilities, losses, damages, injuries, costs, and expenses arising out of or in any way connected with claims attributable to such inspections or other activities, and (b) repair any material damage to the Premises resulting from any such inspections or other activities.

         Section 14.06 Survival. The provisions of this Article XIV shall survive the expiration or termination of this agreement to the extent necessary to carry out the purposes and intent of this article.

ARTICLE XV - DEFAULTS AND REMEDIES

         Section 15.01 Defaults by Tenant. The occurrence of any one or more of the following events shall be a default and breach of this agreement by
Tenant:

                   (a) Tenant shall fail to pay any monthly installment of Base Rent, any additional rent or any other amount payable by Tenant under this agreement within 5 days after the same shall be due and payable.

                   (b) Tenant shall fail to perform or observe any term, condition, covenant, or obligation required to be performed or observed by it under this agreement for a period of 30 days after notice thereof from Landlord; provided that if the term, condition, covenant, or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such 30-day period, such default shall be deemed to have been cured if Tenant commences such performance within said 30-day period and thereafter diligently completes the same.

                   (c) Tenant shall vacate or abandon, or fail to occupy for a period of 30 days, the Premises or any substantial portion thereof.

                   (d) A trustee or receiver shall be appointed to take possession of substantially all of Tenant's assets in, on or about the Premises or of Tenant's interest in this agreement (and Tenant does not regain possession within 60 days after such appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on, or about the Premises or Tenant's interest in this agreement is attached or levied upon under execution (and Tenant does not discharge the same within 60 days thereafter.)

                   (e) A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed against Tenant pursuant to any federal or state statute and, with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within 60 days after the filing of the same.

         Section 15.02 Remedies of Landlord. Upon the occurrence of any event of default set forth in Section 15.01, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

                   (a) Landlord may reenter the Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any cost and expense which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, regardless of whether caused by Landlord's negligence or otherwise.

                   (b) Landlord may terminate this agreement as of the date of such default, in which event: (i) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Premises, and Tenant shall immediately thereafter surrender the Premises to Landlord; (ii) Landlord may re-enter the Premises and dispossess Tenant or any other occupants of the Premises by force, summary proceedings, ejectment, or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and (iii) notwithstanding the termination of this agreement (A) Landlord may declare all rent which would have been due under this agreement for the balance of the term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of such termination and re-entry, or (B) Landlord may relet all or any part of the Premises for a term different from that which would otherwise have constituted the balance of the term of this lease and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall immediately be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent reletting of the Premises, for the period in which would otherwise have constituted the balance of the term of this lease, together with all of Landlord's costs and expenses for preparing the Premises for reletting, including all repairs, broker's and attorney's fees, and all loss or damage which Landlord may sustain by reason of such termination, reentry, and reletting, it being expressly understood and agreed that the liabilities and remedies specified in clauses (A) and (B) hereof shall survive the termination of this agreement.

                   (c) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

         Section 15.03 Default by Landlord and Remedies of Tenant. It shall be a default and breach of this agreement by Landlord if it shall fail to perform or observe any term, condition, covenant, or obligation required to be performed or observed by it under this agreement for a period of 30 days after notice thereof from Tenant; provided, however, that if the term, condition, covenant, or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such 30-day period, such default shall be deemed to have been cured if Landlord commences such performance within said 30-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Tenant shall not be entitled to terminate this agreement or withhold or abate any rent due hereunder.

                 Tenant agrees to give any mortgagee(s) and/or trust deed holder(s), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the addresses of such mortgagee(s) and/or trust deed holder(s). Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this agreement, then the mortgagee(s) and/or trust deed holder(s) shall have an additional 30 days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default shall be granted if within such 30 days any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this agreement shall not be terminated while such remedies are being so diligently pursued.

                 In the event of a sale or transfer of the Building, the "Landlord" named herein, or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all personal liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder; and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations, it being intended hereby that such terms, conditions, covenants and obligations shall be binding upon Landlord, its successors and assigns, only during and in respect of their successive periods of ownership during the term of this agreement.

         Section 15.04 Nonwaiver of Defaults. The failure or delay by either party hereto to enforce or exercise at any time any of the rights or remedies or other provisions of this agreement shall not be construed to be a waiver thereof, nor affect the validity of any part of this agreement or the right of either party thereafter to enforce each and every such right or remedy or other provisions. No waiver of any default and breach of this agreement shall be held to be a waiver of any other default and breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this agreement. No act or omission by Landlord or its employees or agents during the term of this lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

         Section 15.05 Attorneys' Fees. In the event Tenant defaults in the performance or observance of any of the terms, conditions, covenants, or obligations contained in this agreement and Landlord places the enforcement of all or any part of this agreement, the collection of any rent due or to become due, or the recovery of possession of the Premises in the hands of an attorney, Tenant agrees to reimburse Landlord for the attorney's fees incurred thereby, whether or not suit is actually filed.

         Section 15.06 Litigation. If Landlord is made a party to any litigation commenced against Tenant or commenced by Tenant against any party other than Landlord, then Tenant shall pay all costs and expenses (including reasonable attorneys' fees) incurred or imposed upon Landlord in connection with such litigation.

ARTICLE XVI - LEASEHOLD FINANCING

         Section 16.01 Financing. Tenant shall have the right to mortgage its leasehold interest hereunder (the "Leasehold Mortgage") without Landlord's further consent for the benefit of any institutional lender (a "Leasehold Mortgagee") to secure a mortgage loan to Tenant. Any Leasehold Mortgagee, its successors and assigns, shall have the following rights:

                   (a) So long as the Leasehold Mortgage is in effect, and if Landlord shall provide simultaneous written notice, by certified mail, postage prepaid, to Tenant and to the Leasehold Mortgagee of any default by Tenant claimed by Landlord under this agreement, Landlord will accept the cure by the Leasehold Mortgagee of any such default if made by the Leasehold Mortgagee within 15 days after the expiration of the notice and cure period, if any, provided to Tenant in Article XV of this agreement or within 30 days after notice to the Leasehold Mortgagee, if Tenant has no notice and cure period, or if such default cannot reasonably be cured within such 30-day period, then within such additional period, not to exceed 30 days, if the Leasehold Mortgagee promptly commences the cure and diligently completes the cure. The Leasehold Mortgagee shall have no obligation, however, to cure Tenant's default. Insolvency or bankruptcy of Tenant or failure to furnish financial statements or other defaults personal to Tenant and not susceptible to cure by Leasehold Mortgagee shall not be deemed a default under this Lease as to Leasehold Mortgagee, so long as Leasehold mortgagee timely cures all other defaults reasonably susceptible to cure by Leasehold Mortgagee.

                   (b) If the Leasehold Mortgagee timely cures those of Tenant's defaults reasonably susceptible to cure by the Leasehold Mortgagee, Landlord shall not terminate this Lease so long as the Tenant's obligations are being timely performed and foreclosure proceedings or proceedings in lieu thereof are being diligently prosecuted. Upon completion of such proceedings, Landlord shall recognize the Leasehold Mortgagee or any successor purchaser as the new "tenant," upon receipt of a written assumption of this agreement. Landlord waives any prohibition on assignment in such event.

                   (c) In the event that this Lease is terminated by operation of law or rejected by a trustee in bankruptcy, then upon the Leasehold Mortgagee's written request, Landlord shall enter into a new lease with the Leasehold Mortgagee on the same terms for the remainder of the lease term.

                   (d) This agreement may not hereafter be terminated or amended in any material respect without the prior written consent of the Leasehold Mortgagee. Landlord shall not accept a surrender of the leasehold estate or any portion thereof without Leasehold Mortgagee's prior written consent.

                   (e) Upon written request from the Leasehold Mortgagee, Landlord shall promptly provide a written statement acknowledging that this agreement is in full force and effect without default or modification (if and to the extent that such statements are then correct).

                   (f) Notwithstanding any provision in this agreement to the contrary, in the event of a casualty to the Premises while the Leasehold Mortgage is in effect, the insurance proceeds or condemnation award shall be applied to restore the Premises, and this agreement shall not be terminated, unless the Leasehold Mortgagee agrees otherwise in writing.

                   (g) Without the prior written consent of Leasehold Mortgagee, the leasehold estate created by this agreement shall not merge with the fee simple estate in the Premises upon union of such estates in one person.

ARTICLE XVII - NOTICE AND PLACE OF PAYMENT

         Section 17.01 Notices. Any notice required or permitted to be given under this agreement or by law shall be in writing and shall be deemed given when delivered in person or mailed by registered or certified mail, postage prepaid, to the Party who is to receive such notice at the address for such Party specified in Item D of the Basic Lease Provisions. When so mailed, the notice shall be deemed to have been given as of the date it was mailed. Either Party may change its address for notices specified in Item D of the Basic Lease Provisions at any time by giving written notice thereof to the other Party.

         Section 17.02 Place of Payment. All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord at the address specified in Item D of the Basic Lease Provisions or any other address Landlord may specify from time to time by written notice given to Tenant.

ARTICLE XVIII - MISCELLANEOUS GENERAL PROVISIONS

         Section 18.01 Definition of Rent. Any amounts of money to be paid by Tenant to Landlord pursuant to the provisions of this agreement, whether or not such payments are denominated "rent", "additional rent", other costs or expenses, and whether or not they are to be periodic or recurring, shall be deemed "rent" or "additional rent" for purposes of this agreement; and any failure to pay any of the same as provided in Section 15.01 hereof shall entitle Landlord to exercise all of the rights and remedies afforded hereby by law for the collection and enforcement of Tenant's obligation to pay rent. Tenant's obligation to pay any such rent pursuant to the provisions of this agreement shall survive the expiration or other termination of this lease and the surrender of possession of the Premises after any hold over period.

         Section 18.02 Estoppel Certificate. Tenant agrees, at any time and from time to time, upon not less than five days prior written notice by Landlord, to execute, acknowledge, and deliver to Landlord a statement in writing (i) certifying that this agreement is unmodified and in full force and effect (or if there have been modifications), (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant, (iii) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement, or condition contained in this agreement, and if so, specifying each such default of which Tenant may have knowledge, and (iv) stating the address to which notices to Tenant should be sent. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building or the land, any prospective purchaser of the Building or the land, any mortgagee or prospective mortgagee of the Building or the land or of Landlord's interest in either, or any prospective assignee of any such mortgagee.

         Section 18.03 Indemnification for Leasing Commissions. Each party hereto shall indemnify and hold harmless the other party for any and all liability incurred in connection with the negotiation or execution of this agreement for any real estate broker's leasing commission or finder's fee which has been earned by a real estate broker or other person who was or claims to have been acting on such party's behalf or whose initial contact was with such party.

         Section 18.04 Governing Law. This agreement is being executed and delivered by Landlord in the State of Ohio and shall be construed and enforced in accordance with the laws of that state.

         Section 18.05 Successors and Assigns. Subject to the restrictions on transfer and assignment contained in this agreement, this agreement and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto as well as the parties themselves; provided that Landlord, its successors, and assigns shall be obligated to perform Landlord's covenants under this agreement only during and in respect of their successive periods of ownership during the term of this agreement.

         Section 18.06 Severability of Invalid Provisions. If any provision of this agreement shall be held to be invalid, void, or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

         Section 18.07 Definition of the Relationship between the Parties. Landlord shall not, by virtue of the execution of this agreement or the leasing of the Premises to Tenant, become or be deemed a partner of or joint venturer with Tenant in the conduct of Tenant's business on the Premises or otherwise.

         Section 18.08 Certain Words, Gender and Headings. As used in this agreement, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular and the singular for the plural, where appropriate; and words of any gender shall include any other gender. The topical headings of the several paragraphs of this agreement are inserted only as a matter of convenience and reference, and do not affect, define, limit or describe the scope or intent of this agreement.

         Section 18.09 Quiet Enjoyment. If and so long as Tenant pays the prescribed rent and performs or observes all of the terms, conditions, covenants, and obligations of this agreement required to be performed or observed by it hereunder, Tenant shall at all times during the term hereof have the peaceable and quiet enjoyment, possession, occupancy, and use of the Premises without any interference from Landlord or any person or persons claiming the Premises by, through, or under Landlord, subject to any mortgages, underlying leases, or other matters of record to which this agreement is or may become subject.

         Section 18.10 Complete Agreement; Amendments. This document, (including all exhibits or other documents referred to herein, all of which are hereby incorporated herein by reference), constitutes the entire agreement between the Parties and supersedes all previous understandings and agreements between the Parties, if any, regarding the subject matter of this agreement, and no oral or implied representations or understandings shall vary its terms. This agreement may not be amended except by a written instrument executed by both Parties.

         Section 18.11 Memorandum of Agreement. This agreement shall not be recorded. However, at the request of either Party, the Parties shall execute, acknowledge, and deliver a memorandum of this agreement, in form and substance reasonably satisfactory to both Parties, pursuant to Section 5301.251, Ohio Revised Code, and with respect to the provisions of Article XIV of this agreement, for purposes of giving public notice of the rights and obligations of the Parties under this agreement.

         Section 18.12 Termination of Prior Agreements. The Guaranty and the Option Agreement are hereby terminated and shall be of no further force or effect.

         Section 18.13 Consistency of Agreements. In the event of any inconsistency between the provisions of this agreement and the provisions of either of the Agreements, the provisions of this agreement shall control.


Witnesses as to Landlord:         LANDLORD:

/s/Kevin H. Connor
- -----------------------------

/s/Loraine M. Hanson              /s/Jeffrey M. Wilkins
- -----------------------------     -------------------------------------
                                     JEFFREY M. WILKINS

Witnesses as to Tenant:           TENANT:

/s/Kevin H. Connor                METATEC CORPORATION
- -----------------------------

/s/Mary Kay Connor                By/s/William H. Largent
- -----------------------------       -----------------------------------
                                       William H. Largent, Vice
                                       President-Finance




STATE OF OHIO
COUNTY OF FRANKLIN

         This document was acknowledged before me on April 13, 1994, by Jeffrey
M. Wilkins.


[NOTARY SEAL]                              /s/Kevin H. Connor
KEVIN H. CONNOR, Attorney at Law          -------------------------------------
  Notary Public - State of Ohio                      Notary Public
My Commission Has No Expiration
     Section 147.03 R.C.


STATE OF OHIO
COUNTY OF FRANKLIN

         This document was acknowledged before me on March 31, 1994, by William
H. Largent, the Vice President - Finance of Metatec Corporation, a Florida corporation, on behalf of the corporation.


                                  /s/Kevin H. Connor
                                  -------------------------------------
                                             Notary Public


                            [NOTARY SEAL]  KEVIN H. CONNOR, Attorney at Law
                                             Notary Public - State of Ohio
                                           My Commission Has No Expiration
                                                Section 147.03 R.C.

                         TERMINATION OF DISCOVERY LEASE

         The undersigned hereby terminate the Discovery Lease (as defined above) effective as of March 1, 1994.

Signed and acknowledged in
the presence of:


/s/Kevin H. Connor                /s/Jeffrey M. Wilkins
- -----------------------------     -------------------------------------
Print Name:__________________       Jeffrey M. Wilkins

/s/Loraine M. Hanson
- -----------------------------
Print Name:__________________


/s/Kevin H. Connor                METATEC/DISCOVERY SYSTEMS, INC.
- -----------------------------
Print Name:__________________

/s/Loraine M. Hanson              By /s/Jeffrey M. Wilkins
- -----------------------------       -----------------------------------
Print Name:__________________     Its  President
                                     ----------------------------------




                            RELEASE OF DOWER RIGHTS

         Julia Gard Wilkins, who is the spouse of Jeffrey M. Wilkins, hereby consents to the foregoing Lease and agrees to execute the deed to be delivered to Tenant (as defined above) in connection with Tenant's purchase of the Premises (as defined above) pursuant to Article XIV of the foregoing agreement to release her dower rights in the Premises.

Signed and acknowledged in
the presence of:

/s/Kevin H. Connor                /s/Julia Gard Wilkins
- ------------------------------    -------------------------------------
Print Name:___________________       JULIA GARD WILKINS


/s/Loraine M. Hanson
- ------------------------------
Print Name:___________________

                                    CONSENT

         The Huntington National Bank, which is the mortgagee of the Premises (as defined above), hereby consents to this agreement, subject to the execution by Landlord and Tenant of a reasonably satisfactory subordination, nondisturbance, and attornment agreement.

                                  THE HUNTINGTON NATIONAL BANK


April 13, 1994                    By/s/Daniel W. Huffman
                                    ------------------------------------
                                  Its Assistant Vice President
                                     -----------------------------------
STATE OF OHIO
COUNTY OF FRANKLIN

         The foregoing instrument was acknowledged before me on April 13, 1994, by Julia G. Wilkins.


[NOTARY PUBLIC]                       /s/Kevin H. Connor
KEVIN H. CONNOR, Attorney at Law      --------------------------------------
  Notary Public - State of Ohio                  Notary Public
 My Commission Has No Expiration
       Section 147.03 R.C.


STATE OF OHIO
COUNTY OF FRANKLIN

         The foregoing instrument was acknowledged before me on April 13, 1994, by Jeffrey M. Wilkins.


[NOTARY PUBLIC]                       /s/Kevin H. Connor
KEVIN H. CONNOR, Attorney at Law      --------------------------------------
  Notary Public - State of Ohio                  Notary Public
 My Commission Has No Expiration
       Section 147.03 R.C.


STATE OF OHIO
COUNTY OF FRANKLIN

         This instrument was acknowledged before me on April 13, 1994, by Jeffrey M. Wilkins, the President of Metatec/Discovery Systems, Inc., an Ohio corporation, on behalf of the corporation.


[NOTARY PUBLIC]                       /s/Kevin H. Connor
KEVIN H. CONNOR, Attorney at Law      --------------------------------------
  Notary Public - State of Ohio                  Notary Public
 My Commission Has No Expiration
       Section 147.03 R.C.

                                   EXHIBIT A

                               LEGAL DESCRIPTION

Situated in the State of Ohio, County of Franklin, Village of Dublin, in Virginia Military Survey No. 2999 and being a portion of an original 72.364 acre tract of land conveyed to Elizabeth M. Workman (50% interest), A. Glenn McClelland (10% interest), W. Reed McClelland (10% interest), William S. Guthrie (10% interest), John R. Warren (10% interest) subsequently upon his death conveyed to Louise H. Warren by deed of record in Official Record 3018, Page A03, Recorder's Office, Franklin County, Ohio), Emerson C. Wollam (5% interest) and Emmerich VonHaam (5% interest) by deeds of record in Deed Book 3075, Page 53, and Deed Book 3602, Page 41, Recorder's Office, Franklin County, Ohio, and bounded and described as follows:

Beginning, for reference, at a railroad spike found at the intersection of the centerline of Post Road (60 feet wide) with the centerline of Wilcox Road (60 feet wide) and at the northwest corner of said original 72.364 acre tract;

thence S 2 degrees 56' 07" E along the centerline of Wilcox Road and along a portion of the west line of said original 72.364 acre tract a distance of 518.00 feet to a railroad spike set at the true place of beginning of the tract herein intended to be described;

thence N 87 degree 03' 53" E perpendicular to the centerline of Wilcox Road and perpendicular to the west line of said original 72.364 acre tract a distance of
730.00 feet to a 3/4-inch I.D. iron pipe set in a curved west line of a proposed street (60 feet wide) (passing a 3/4-inch I.D. iron pipe set in the east right-of-way line of Wilcox Road at 30.00 feet);

thence southerly along a portion of a curved west line of said proposed street and with a curve to the left, data of which is: radius = 2,080.00 feet and sub-delta = 4 degree, 56' 03", a sub-chord distance of 179.07 feet bearing S 8 degree 24' 39" E to a 3/4-inch I.D. iron pipe set at the point of tangency; thence S 10 degree 32' 41" E along a west line of said proposed street a distance of 100.00 feet to a 3/4-inch I.D. iron pipe set at a point of curvature;

thence southerly along a portion of a curved west line of said proposed street and with a curve to the right, data of which is: radius = 1,070.00 feet and sub-delta = 7 degree 40' 01", a sub-chord distance of 143.07 feet bearing S 7 degree 02' 41" E to a 3/4-inch I.D. iron pipe set;

thence S 87 degree 03' 53" W perpendicular to the centerline of Wilcox Road and perpendicular to the west line of said original 72.364 acre tract a distance of
771.16 feet to a railroad spike set in the centerline of Wilcox Road and in the west line of said original 72.364 acre tract (passing a 3/4-inch I.D. iron pipe set in the east right-of-way line of Wilcox Road at 741.16 feet);

thence N 2 degree 56' 07" W along the centerline of Wilcox Road and along a portion of the west line of said original 72.364 acre tract a distance of 420.00 feet to the true place of beginning;

containing 7.246 acres of land, more or less.

                                   EXHIBIT B

                         BUILDING RULES AND REGULATIONS


         1. Landlord agrees to furnish Tenant with keys to the Premises. No additional locks or bolts of any kind will be placed on doors or windows by Tenant nor will any changes be made in existing locks or the mechanism thereof without Landlord's permission. Tenant will, upon termination of its tenancy, restore all keys to Landlord. If a lock is to be changed, Tenant shall contact Landlord and Landlord shall make said change at Tenant's expense.

         2. Tenant will refer all contractors, contractor's representatives and installation technicians, rendering any service on or to the Premises for Tenant, to Landlord for Landlord's approval before performance of any contractual service. This provision shall apply to all work performed in the Building including installation of telegraph equipment, electrical devices, and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, and equipment of any physical portion of the Building.

         3. Tenant shall not at any time occupy any part of the Building as sleeping or lodging quarters.

         4. Tenant shall not place, install or operate in or on the Premises any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the leased premises any explosives, gasoline, kerosene, oil, acids, caustics, or any inflammable, explosive, or hazardous material without written consent of Landlord except as normally involved in the process of compact disc manufacturing.

         5. Landlord will not be responsible for lost or stolen personal property, equipment, money, or jewelry from the Premises or any other area regardless of whether such loss occurs when such area is locked against entry or not.

         6. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Building.

         7. None of the entries, passages, doors, elevator, hallways or stairways shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature placed, emptied or thrown into these areas, or such areas be used at any time except for access or egress by Tenant, Tenant's agents, employees, or invitees.

         8. Movement in or out of the Premises of furniture, office supplies, or equipment, or dispatch or receipt by Tenant of any merchandise or materials, which requires use of the hallways between the loading dock and the Premises, shall be at Landlord's sole discretion and restricted to the hours of 8:00 a.m. to

5:00 p.m. on Monday through Friday or such hours as are otherwise designated by Landlord. Tenant assumes, and shall indemnify Landlord against, all risks and claims of damages to persons and properties arising in connection with any such use of the hallways.

         9. No awnings or other projections shall be attached to the outside of the Building and no curtains, blinds, shades, or screens, other than those provided by Landlord, will be used in connection with any window of the Premises without the written consent of Landlord.

         10. No advertisement or other lettering will be exhibited, inscribed, painted or affixed on the outside or inside of the Building without the written consent of Landlord. In the event of the violation of the foregoing, Landlord may remove same without any liability and at the expense of Tenant.

         11. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

                                   EXHIBIT C

                         REAL ESTATE PURCHASE AGREEMENT


         This agreement is made _________________, 19__, between Jeffrey M. Wilkins, whose address is 2481 Stonehaven Place, Upper Arlington, Ohio 43220 ("Seller"), and Metatec Corporation, a Florida corporation, whose address is 7001 Discovery Boulevard, Dublin, Ohio 43017 ("Buyer"), who hereby agree as follows:

         Section 1. Purchase and Sale. On the terms and subject to the conditions hereinafter set forth, Seller shall sell and convey to Buyer and Buyer shall purchase from Seller a parcel of real property containing approximately 7.246 acres located in Dublin, Ohio, as more fully described on the attached Exhibit I, together with the approximately 55,000 square foot building located thereon, and all other improvements thereon and appurtenances thereto (collectively, the "Property").

         Section 2. Purchase Price. The purchase price for the Property shall be $___________. The purchase price (after all adjustments provided for in this agreement) shall be paid by Buyer to Seller at the closing (as defined in Section 3) by cash, bank cashier's check, or bank wire transfer, as selected by Buyer.

         Section 3. Closing and Possession. The closing shall be held within 30 days after the date of this agreement at a time and place reasonably designated by Seller (the "Closing"). Seller shall be entitled to possession of the Property until the Closing, and Buyer shall be entitled to possession of the Property at and after the Closing.

         Section 4. Evidence of Title. At least five days prior to the Closing, Seller shall furnish Buyer with a commitment for an owner's title insurance policy in the amount of the purchase price. The title insurance commitment shall show in Seller marketable fee-simple title to the Property free and clear of all liens, encumbrances, restrictions, easements, and other defects or claims except: (a) real estate taxes not then due and payable; (b) zoning, ordinances; (c) existing rights-of-way; (d) rights of existing tenants in possession of all or part of the Property; (e) easements, conditions, and restrictions of record which do not unreasonably interfere with the present lawful use of the Property; and (f) any other matters approved by Buyer. At the Closing, or as soon thereafter as may be reasonably practicable, Seller shall cause to be delivered to Buyer an owner's title insurance policy written on such title insurance commitment.

         Section 5. Deed. At the Closing, Seller shall convey the Property to Buyer by a transferable and recordable general warranty deed, transferring good and marketable fee-simple title to the Property to Buyer free and clear of all liens, encumbrances, restrictions, easements, and other defects except those described in Section 4, above.

All approvals required from any governmental authority to permit the deed to be recorded shall be obtained by Seller at his expense and stamped thereon prior to Closing. Seller shall pay the conveyance fee relating to this transaction.

         Section 6. Other Closing Documents. In addition to the deed described in Section 5, at the Closing, Seller shall deliver to Buyer: (a) a closing statement for the Property showing the purchase price and all charges or credits to Buyer or Seller provided for herein; (b) all consents, affidavits or other documents reasonably required by the title company to issue the policy described in Section 4; (c) an affidavit that Seller is not a nonresident "alien," "foreign corporation," "foreign partnership," "foreign trust," or "foreign estate" within the meaning of the Internal Revenue Code and regulations thereunder; (d) assignments of all leases between Seller and any existing tenants in possession of all or part of the Property (the "Leases");
(e) assignments of all service and maintenance contracts relating to the Property to which Seller is a party and which are assignable by Seller, if any (the "Service Contracts"); and (f) any other documents required to be delivered by Seller under this agreement which have not been delivered to Buyer prior to the Closing. All such documents shall be in form and substance reasonably satisfactory to Buyer.

                 At the Closing, Buyer shall deliver to Seller agreements evidencing (i) Buyer's assumption of all obligations and liabilities of Seller under the Leases and the Service Contracts from and after the Closing, and (ii) Buyer's indemnification of Seller against any and all liabilities, claims, damages, costs, and expenses arising out of any failure of Seller to perform or satisfy any of such assumed obligations and liabilities. Such agreements shall be in form and substance reasonably satisfactory to Seller.

         Section 7. Taxes and Assessments. All real estate taxes on the Property for the calendar year in which the Closing occurs shall be prorated between Seller and Buyer to the date of the Closing. All real estate taxes on the Property for any prior calendar years, including penalties and interest, shall be paid in full by Seller. Seller shall pay any and all assessments, charges and special taxes which are a lien on the Property at the date of the Closing or which are attributable to improvements that have theretofore been completed. For purposes of this agreement, any tax rates and property valuations that are not determined at the time of the Closing shall be deemed to be the same as the last determined tax rates and property valuations. If Buyer so elects, any taxes and assessments that are to be prorated to or paid by Seller under this section shall instead be credited upon the purchase price at the Closing, and Buyer shall then take title to the Property subject to the lien of such taxes and assessments.

         Section 8. Rentals, Security Deposits, Interest, Insurance, and Utilities. At least 10 days prior to the Closing, Seller shall provide Buyer with copies of all Leases. At the Closing, Seller shall provide Buyer with estoppel certificates, in form and substance reasonably satisfactory to Buyer, executed by the tenants under the Leases. All security deposits for the Leases shall be transferred by Seller to Buyer.

                 All rental payments under the Leases, interest on any mortgage assumed by Buyer, if any, and utility charges on the Property shall be prorated between Seller and Buyer to the date of the Closing. If Buyer so elects, any amounts to be prorated under this section shall instead be credited on the purchase price at the Closing. If Buyer so elects, Seller shall assign to Buyer all of his interest in any assignable insurance policy on the Property, and adjustment shall be made through the date of Closing for any premiums paid in advance or premiums payable under such policies.

         Section 9. Damage or Destruction of Property. Risk of loss to the Property shall be borne by Seller until Closing.

         Section 10. Commissions. To the extent that any commissions, fees, or other payments are due to any other person as a result of Buyer's purchase of the Property pursuant to this agreement, each party shall be responsible for those which it incurs, shall not be responsible for those incurred by the other party, and shall indemnify the other party in the event that any such claim is made as a result of his or its actions.

         Section 11. Notices. Any notice or other communication required or desired to be given to either party under this agreement shall be in writing and shall be deemed given when: (a) delivered personally to that party; (b) deposited in the United States mail, certified, with postage prepaid and return receipt requested, addressed to that party at that party's address specified at the beginning of this agreement, or at any other address hereafter designated by that party in notice theretofore given to the other party; or (c) delivered to that party at that party's address specified at the beginning of this agreement, or at any other address hereafter designated by that party in notice theretofore given to the other party, by any express mail or other over-night delivery service.

         Section 12. Governing Law. All questions concerning the validity or meaning of this agreement or relating to the rights and obligations of the parties with respect to performance under this agreement shall be construed and resolved under the laws of Ohio.

         Section 13. Complete Agreement. This agreement (including its exhibits) contains the entire agreement between the parties and supersedes all prior or contemporaneous discussions, negotiations, representations, or agreements relating to the subject matter of this agreement. No changes to this agreement shall be made or be binding on any party unless made in writing and signed by each party to this agreement.

         Section 14. Incorporation of Exhibits. Each exhibit referred to in this agreement is hereby incorporated herein by reference.

         Section 15. Captions. The captions of the various sections of this agreement are not part of the context of this agreement, but are only labels to assist in locating those sections, and shall be ignored in construing this agreement.

         Section 16. Assignment; Successors in Interest. This agreement shall be personal to both parties and no rights or obligations under this agreement may be assigned by either party. Subject to the preceding sentence, this agreement shall be binding upon and inure to the benefit of both parties and their respective heirs, personal representatives, successors, and permitted assigns.


METATEC CORPORATION


By__________________________      ____________________________________
Its_________________________      JEFFREY M. WILKINS